UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ___________________________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

    Date of report (Date of earliest event reported)        June 18, 2004
                                                            -------------




                            BEVERLY ENTERPRISES, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

          Delaware                   1-9550                     62-1691861
----------------------------    -----------------          ---------------------
(State or Other Jurisdiction       (Commission               (I.R.S. Employer
     of Incorporation)             File Number)             Identification No.)



          One Thousand Beverly Way
            Fort Smith, Arkansas                                72919
----------------------------------------------        --------------------------
   (Address of Principal Executive Offices)                   (Zip Code)


 Registrant's telephone number including area code          (479) 201-2000

                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 9.   Regulation FD Disclosure.

On June 18, 2004, Beverly Enterprises, Inc. (the "Company") issued a press release announcing that in connection with its cash tender offer for any and all of its $200 million principal amount outstanding 9-5/8% Senior Notes Due 2009 and the related consent solicitation, it has received the required consents to amend the indenture governing the 9-5/8% Notes as detailed in the Offer to Purchase and Consent Solicitation Statement dated June 9, 2004. The Company issued a second press release announcing that it has priced $215 million aggregate principal amount of 7-7/8% Senior Subordinated Notes due 2014, pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. A copy of each of the press releases is attached to this report as
Exhibit 99.1 and Exhibit 99.2, respectively, and each is incorporated herein by reference.


Exhibit 99.1* - Press Release of Beverly Enterprises, Inc. dated June 18, 2004.

Exhibit 99.2* - Press Release of Beverly Enterprises, Inc. dated June 18, 2004.

*Furnished with this document

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 21, 2004                  BEVERLY ENTERPRISES, INC.


                                       By: /s/ PAMELA H. DANIELS
                                           ------------------------------------
                                       Name:   Pamela H. Daniels
                                       Title:  Senior Vice President, Controller
                                               and Chief Accounting Officer

                                  EXHIBIT INDEX

     Exhibit No.        Exhibit
     -----------        -------
            99.1        Press Release of Beverly Enterprises, Inc. dated June
                        18, 2004.
            99.2        Press Release of Beverly Enterprises, Inc. dated June
                        18, 2004.